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                                                                    EXHIBIT 23.1

               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 333-08626, No. 333-36093, No. 333-56933, No. 333-87897,
No. 333-49892 and No. 333-56704) pertaining to the Sonus Pharmaceuticals, Inc., Incentive Stock Option, Nonqualified Stock Option, and Restricted Stock Purchase Plan-1991, 1995 Stock Option Plan for Directors, Employee Stock Purchase Plan, 1999 Nonqualified Incentive Plan, 2000 Stock Incentive Plan and 401(k) Profit Sharing Plan and Trust and the Registration Statement (Form S-3 No. 333-64966) pertaining to the registration of 1,745,000 shares of common stock of our report dated January 18, 2002, with respect to the financial statements of Sonus Pharmaceuticals, Inc. included in the Annual Report (Form 10-K) for the year ended December 31, 2001.


                                                /s/ ERNST & YOUNG LLP


Seattle, Washington
March 4, 2002